UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 2, 2008

Inform Worldwide Holdings, Inc.
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(Exact name of registrant as specified in its charter)
Florida                                                      0-29994                                           20-3379902
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(State or other jurisdiction of jurisdiction)  (Commission File Number)    (IRS Employer Identification No.)

2501 North Green Valley Parkway, Suite 111, Henderson, NV 89014
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(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (702) 317-2300

N/A
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers

On May 2, 2008, Inform Worldwide Holdings, Inc. (the “Company”) appointed Toni Purvis Teresi as the Company’s chief operating officer. Ms. Teresi, 57, has been the chief executive officer and chief operating officer for PrimaCare Corporation (“PrimaCare”), a majority owned subsidiary of the Company, since January 2008.  Previously, before the acquisition of Medical Resources, LLC by PrimaCare, Ms. Teresi served as chief operating officer and chief compliance officer for Medical Resources, LLC from December 2007 and July of 2007 respectively.  From February 2005 though July 2007, Ms. Teresi served as executive director of the Alzheimer/ Parkinson Association, and from May 2003 through February 2005, Ms. Teresi was retired from the US Government.  Previously, from 2000 through approximately May 2003, she served as chief of staff of the United States Department of Justice.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

 INFORM WORLDWIDE HOLDINGS, INC.

        By:   /s/ Ashvin Mascarenhas
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Name:  Ashvin Mascarenhas
                       Title:  CEO

Date:           May 6, 2008